Allied International Fund, Inc.

October 23, 2015

RoomLinx Inc., / Signal Point Holdings Corp.
Continental Plaza
433 Hackensack Ave
Hackensack, NJ 07601
Attn: Aaron Dobrinsky, CEO

WITHOUT PREJUDICE FOR SETTLEMENT PURPOSES ONLY

Re: Allied International Fund Inc., Note Modification.

Dear Mr. Dobrinsky:

As you are aware; RoomLinx Inc., / Signal Point Holdings Corp is currently in arrears $240,000 (the Maturity). Under the Modification Agreement, Allied agrees to the following:

1) **On or before November 15th , 2015, RoomLinx, Inc. / Signal Point Holdings Corp will pay Allied $35,000.00; and**
2) **Commencing On or before December 1st, 2015 and through February 1st, 2016, RoomLinx, Inc. / Signal Point Holdings Corp will pay Allied $68,333.33 on December 1st 2015, $68,333.33 on January 1st 2016 and $78,415.95 on February 1st 2016 for a total of $205,000.00 in Principal and $10,082.62 in Interest.**
3) **In the event that RoomLinx, Inc. / Signal Point Holdings Corp receives $1,000,000 or More in Debt or Equity prior to February 1, 2016; the outstanding balance on this note will become owed and due and payable within three (3) days of receipt of such funds.**
4) **On or before November 15th , 2015, RoomLinx, Inc. / Signal Point Holdings Corp will pay The Law Firm of Peter R. Ginsberg $10,000 for legal fees related to the Default.**

This note modification does not waive any Rights, Cures, Remedies or Security Interest under its Note, UCC's or Other Security

/s/ Rosemarie DePalo

Agreed to on this date October 27 2015.
RoomLinx, Inc. / Signal Point Holdings Corp

By:____________________
Aaron Dobrinsky, CEO

One Beech Tree Lane
Brookville, NY 11545
Tel (516) 578-0413
eMail: roe56@optonline.net